                     CONSENT AND SECOND AMENDMENT AGREEMENT

     This CONSENT AND SECOND AMENDMENT AGREEMENT ("Agreement") is made and entered into as of August ___, 2001, by and between WEIDER NUTRITION GROUP, INC., a Utah corporation ("Borrower"), and WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership, and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership (collectively, "Lenders").

                                 R E C I T A L S

     A. Pursuant to that certain Senior Subordinated Loan Agreement dated as of June 30, 2000, as amended by that certain Consent and First Amendment Agreement dated as of June 30, 2000 (the "Loan Agreement"), between Borrower and Lenders, Lenders purchased promissory notes of Borrower having an aggregate principal amount of $10,000,000 (the "Notes").

     B. Borrower and Lenders have agreed to amend the Loan Agreement, on the terms and subject to the conditions set forth herein.

                               A G R E E M E N T S

     NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. INCORPORATION OF RECITALS. The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

     2. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

     3. AMENDMENT OF THE LOAN AGREEMENT. The parties hereto agree to amend the terms of the Loan Agreement as follows:


          3.1. SECTION 6.13(b). Section 6.13(b) of the Loan Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor.


          "(b) LEVERAGE RATIOS.

               (i) Borrower shall not permit the Total Leverage Ratio, as determined as of each date set forth below, for the twelve-month period ending on such date, to be greater than the ratio set forth below opposite date:

                       DATE                           MAXIMUM RATIO
               ---------------------                  -------------
                   August 31, 2001                    4.60 to 1.00
                  November 30, 2001                   4.25 to 1.00
                  February 28, 2002                   4.00 to 1.00
                     May 31, 2002                     4.00 to 1.00

                   August 31, 2002                    3.75 to 1.00
                  November 30, 2002                   3.50 to 1.00
                  February 28, 2003                   3.50 to 1.00
                     May 31, 2003                     3.30 to 1.00
                   August 31, 2003                    3.30 to 1.00
                  November 30, 2003                   3.30 to 1.00
               February 29, 2004 and                  3.20 to 1.00
               the last day of each
                 fiscal quarter of
                Borrower thereafter

               (ii) Borrower shall not permit the Senior Leverage Ratio, as determined as of each date set forth below, for the twelve-month period ending on such date, to be greater than the ratio set forth opposite such date:

                       DATE                           MAXIMUM RATIO
               ---------------------                  -------------
                   August 31, 2001                    3.90 to 1.00
                  November 30, 2001                   3.75 to 1.00
                  February 28, 2002                   3.75 to 1.00
                     May 31, 2002                     3.50 to 1.00
                   August 31, 2002                    3.50 to 1.00
                  November 30, 2002                   3.50 to 1.00
                  February 28, 2003                   3.00 to 1.00
                     May 31, 2003                     3.00 to 1.00
                   August 31, 2003                    2.75 to 1.00
                  November 30, 2003                   2.75 to 1.00
                  February 29, 2004                   2.75 to 1.00
               May 31, 2004 and the last              2.50 to 1.00
               day of each fiscal quarter
                of Borrower thereafter

          3.2 SECTION 6.13(c). Section 6.13(c) of the Loan Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor.


          "(c) INTEREST COVERAGE RATIO. Borrower shall not permit the Interest Coverage Ratio, as determined as of each date set forth below, for the twelve-month period ending on such date, to be less than the ratio set forth below opposite such date:

                       DATE                           MAXIMUM RATIO
               ---------------------                  -------------
                    August 31, 2002                   1.85 to 1.00
                   November 30, 2002                  2.25 to 1.00
                   February 28, 2003                  2.30 to 1.00

                      May 31, 2003                    2.40 to 1.00
                    August 31, 2003                   2.50 to 1.00
                   November 30, 2003                  2.65 to 1.00
                   February 29, 2004                  2.80 to 1.00
                      May 31, 2004                    2.90 to 1.00
                    August 31, 2004                   3.25 to 1.00
                   November 30, 2004                  3.25 to 1.00
                   February 28, 2005                  3.50 to 1.00
                      May 31, 2005                    3.50 to 1.00
                    August 31, 2005                   3.50 to 1.00
                 November 30, 2005 and                4.00 to 1.00"
                  the last day of each
                   fiscal quarter of
               Borrower ending thereafter

     4. REPRESENTATIONS AND WARRANTIES OF BORROWER. As a further inducement for Lenders to consent to the transactions contemplated by this Agreement, Borrower hereby represents and warrants to Lenders that:

          (a) Borrower has the requisite corporate power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement and the consummation by Borrower of the transactions contemplated hereby have been duly authorized by all necessary corporate action and other consents, approvals and the like required on the part of Borrower.

          (c) Neither the execution and delivery by Borrower of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Borrower with the terms, conditions and provisions hereof, shall (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to; (iv) give any third party the right to accelerate any obligation under; (v) result in a violation of; or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Articles of Incorporation or by-laws of Borrower or any law, statute, rule or regulation to which Borrower is subject, or any agreement, instrument, order, judgment or decree to which Borrower is subject.

          (d) This Agreement has been duly and validly executed and delivered by Borrower and constitutes legal, valid and binding obligations, and all such obligations of Borrower are enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          (e) No event has occurred and is continuing and no condition exists which would constitute an Event of Default or a Potential Event of Default.

          (f) All representations and warranties of Borrower in the Loan Agreement remain true and correct in all material respects as of the date hereof, except (i) to the extent such representations and warranties specifically relate to an earlier date; (ii) to the extent such representations and warranties are specifically amended by this Agreement; or (iii) to extent disclosed on SCHEDULE 1 attached hereto and incorporated herein by reference.

     5.   MISCELLANEOUS.

          (a) FURTHER ASSURANCES. Borrower shall, from time to time at the request of Lenders, do all further acts and things as may in the opinion of Lenders be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which Borrower is a party.

          (b) NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.5 of the Loan Agreement.

          (c) COSTS AND EXPENSES. Borrower agrees to pay all costs and expenses, including, without limitation, attorney's fees and expenses, expended or incurred by Lenders in connection with (i) the preparation and structuring of this Agreement; (ii) the enforcement of this Agreement; and
     (iii) any actions for declaratory relief in any way related to this Agreement or the agreements, certificates and instruments described herein or contemplated hereby, or the protection or preservation of any rights of Lenders hereunder.

          (d) NO WAIVER. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of, limit in any way any right, power or remedy under, or act as a consent to any departure from any provision of the Loan Agreement or any Senior Subordinated Loan Document. This consent shall not operate as a waiver of any Event of Default occurring prior to or, except as expressly provided herein, on or after the date hereof.

          (e) GOVERNING LAW. This Amendment shall in all respects be governed by the laws and judicial decisions of the State of Illinois.

          (f) ENTIRE AGREEMENT. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Any amendments or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative of each of the parties hereto.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

          (h) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          (i) ENFORCEABILITY. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

          (j) NO FURTHER AMENDMENTS. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.


                                        WEIDER NUTRITION GROUP, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        WYNNCHURCH CAPITAL PARTNERS, L.P.

                                        By:  Wynnchurch Partners, L.P.,
                                             its general partner

                                             By:  Wynnchurch Management, Inc.,
                                                  its general partner

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                        WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

                                        By:  Wynnchurch Partners Canada, L.P.,
                                             its general partner

                                             By:  Wynnchurch GP Canada, Inc.,
                                                  its general partner

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                   SCHEDULE 1















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